Exhibit 10.1

UNIVERSAL CORPORATION

Non-employee Director Restricted Stock Units Award Agreement

THIS RESTRICTED STOCK UNITS AWARD AGREEMENT, dated as of this              day of             , 2010, between Universal Corporation, a Virginia corporation (the “Company”) and                                          (the “Director”), is made pursuant and subject to the provisions of the Company’s 2007 Stock Incentive Plan, as amended, and any future amendments thereto (the “Plan”). The Plan, as it may be amended from time to time, is incorporated herein by reference. All terms used herein that are defined in the Plan shall have the same meanings given them in the Plan.

1. Award of Restricted Stock Units. Pursuant to the Plan, the Company on                     , 2010 (the “Award Date”) granted to Director              restricted stock units (the “Restricted Stock Units”) subject to the terms and conditions of the Plan and subject further to the restrictions, terms and conditions herein set forth.

2. Vesting. Except as otherwise provided in paragraphs 5, 6 or 7 below:

(i) this award of Restricted Stock Units shall become vested on the third anniversary of the Award Date (the “Vesting Date”);

(ii) the Director must remain in continuous service as a member of the Board of Directors of the Company (the “Board”) from the Award Date through the Vesting Date in order for any of the Restricted Stock Units granted hereunder to vest; and

(iii) if the Director’s service on the Board terminates for any reason prior to the Vesting Date, the Restricted Stock Units shall be forfeited in their entirety at the time of such termination.

3. Payment. Except as otherwise provided in paragraphs 5, 6 or 7 below, payment for Director’s vested Restricted Stock Units (“Payment”) shall be made at or as soon as administratively practicable (but in any event within 30 days) following the Vesting Date. On Payment, the Company shall issue one share of Common Stock to the Director for each Restricted Stock Unit that is to be paid. The Common Stock issued in payment of the Restricted Stock Units shall be subject to restrictions on transferability during the Director’s service on the Board as described in Section 11.

4. Dividend Equivalent Rights. Restricted Stock Units do not provide the Director with the rights of a shareholder of Common Stock. However, the Director shall accumulate dividend equivalent rights on all Restricted Stock Units in an amount equal to the dividends paid with respect to a share of Common Stock on each date prior to Payment that a dividend is paid on the Company’s Common Stock. The dividend equivalent rights shall be converted into additional Restricted Stock Units based on the Fair Market Value of a share of Common Stock on the date the dividend is paid, shall be subject to the same terms and conditions (including vesting terms) as the corresponding Restricted Stock Units and shall accumulate and be paid in additional shares of Common Stock, subject to Section 11 below, if and when Payment for the corresponding Restricted Stock Units is made.

5. Involuntary Separation at End of Term.

(a) In the event that, prior to the Vesting Date, the Director’s service on the Board terminates at the end of the Director’s current three-year term on the Board due (i) to the decision of the Board not to nominate the Director for election to a successive term (other than for Cause) where the Director was otherwise willing and able to stand for election, or (ii) to the failure of the Company’s shareholders to elect the Director to a successive term after being nominated, or (iii) to the Director’s mandatory retirement from the Board after reaching the mandatory retirement age established by the Board, the Restricted Stock Units shall become 100% vested as of the date of such termination, and shall be paid to the Director in accordance with Section 3 on or within thirty (30) days following the date of such termination.

(b) For purposes of this Agreement, the term “Cause” shall mean the Director’s fraud, dishonesty or intentional misrepresentation in connection with his or her duties as a Director or his or her embezzlement, misappropriation or conversion of assets or opportunities of the Company or any affiliate.

6. Death or Disability.

(a) In the event the Director’s service on the Board terminates due to the Director’s death or Disability prior to the Vesting Date, the Restricted Stock Units shall become 100% vested as of the date of such termination, and shall be paid to the Director (or, in the case of the Director’s death, to the Director’s estate) in accordance with Section 3 on or within thirty (30) days following the date of such termination.

(b) For purposes of this Agreement, the term “Disability” shall mean the Director’s inability, by reason of any medically determinable physical or mental impairment that is expected to result in death or last for a continuous period of not less than 12 months, to perform any substantial gainful activity.

7. Change of Control.

(a) In the event a Change of Control occurs prior to the Vesting Date, and in the event the Director remains in continuous service on the Board from the Award Date through the date of the Change of Control, the Restricted Stock Units shall become 100% vested as of the date of such Change of Control, and shall be paid to the Director in accordance with Section 3 on or within thirty (30) days following the date of such Change of Control.

(b) For purposes of this Agreement, a “Change of Control” shall mean:

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of Common Stock (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of item (iii) of this subsection 7(b); or

(ii) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

8. Nontransferability. The Restricted Stock Units and any interest therein may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution and subject to the conditions set forth in the Plan and this Agreement.

9. Change in Capital Structure. The number of Restricted Stock Units covered by this Agreement shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the Common Stock), a stock split-up or any other increase or decrease in the number of such shares effected without receipt of cash or property or labor or services by the Company. In the event of a change in the Common Stock of the Company as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan. The award of these Restricted Stock Units pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

10. Fractional Shares. Fractional shares of Common Stock shall not be issuable hereunder upon Payment, and when any provision hereof may entitle the Participant to a fractional share, such fraction shall be disregarded.

11. Restrictions on Transfer. The shares of Common Stock, if any, received upon Payment of the Restricted Stock Units pursuant to this Agreement (the “Payment Shares”), shall be subject to the following additional restrictions:

(a) Except as otherwise provided in subsections (b) and (c) below, for as long as the Director continues to serve on the Board, neither the Payment Shares nor any right the Director has with respect thereto nor interest therein may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of.

(b) Upon Payment, there shall be exempt from the restrictions described in subsection (a) above a number of Payment Shares, based on the Fair Market Value of a share of Common Stock on the date of Payment (rounded up to the nearest whole share), sufficient to satisfy the Director’s tax obligations with respect to the Payment Shares arising at the time of Payment. The number of Payment Shares which shall be exempt from the above restrictions pursuant to this Section 11(b) shall not exceed the hypothetical number of Payment Shares that would have been required to have been withheld by the Company upon Payment in satisfaction of the Company’s obligation to withhold federal, state, local and/or foreign income taxes (assuming no other source for payment or withholding of such taxes), as though the Director had been an employee of the Company on the date of Payment and as though the Payment Shares had been supplemental wages. For purposes of determining the amount that the Company would have been required to withhold, it shall be assumed that the Director has received no other supplemental or regular wages from the Company at any time, and any hypothetical FICA or other employment taxes shall be disregarded. The Company shall, upon or within a reasonable period following Payment, provide the Director with notice regarding the number of Payment Shares eligible for the exemption described in this Section 11(b).

(c) The restrictions described in Section 11(a) shall immediately lapse, and the Payment Shares shall become freely transferable, upon the earlier of (i) a Change of Control or (ii) the Director’s termination of service on the Board for any reason.

(d) The Company shall, upon Payment, direct the Company’s transfer agent for Common Stock to make a book entry record showing ownership for the Payment Shares in the Director’s name, subject to the restrictions described in this Section 11. As soon as practicable following the date on which the Payment Shares become freely transferable pursuant to subsection (c) above, the Company will issue appropriate instructions to that effect to the transfer agent for Common Stock.

(e) The Director shall otherwise have all the rights and obligations of a shareholder of Common Stock with respect to the Payment Shares, other than as provided in this Section 11, including without limitation the right to vote such shares and receive any dividends or other distributions paid thereon, at the same time and in the same form as such dividends or other distributions are paid to other shareholders of record of Common Stock.

12. No Right to Continued Service. This Agreement does not confer upon the Director any right with respect to continuance of service on the Board or otherwise with the Company or any affiliate.

13. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Virginia.

14. Conflicts. In the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall govern.

15. Director Bound by Plan. Director hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

16. Binding Effect. Subject to the limitations stated herein and in the Plan, this Agreement shall be binding upon and inure to the benefit of the legatees, distributees and personal representatives of Director and the successors of the Company.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by a duly authorized officer, and Director has affixed his signature hereto.

UNIVERSAL CORPORATION

By:
Name:
Its:

AGREED AND ACKNOWLEDGED:

Director’s Signature

Date